UMB Financial May 19, 2016 Exhibit 99.1

Cautionary Notice about Forward-Looking Statements This presentation contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about expected cost savings and other results of efficiency initiatives and our statements about asset sensitivity. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2015, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

Mariner Kemper, Chairman, President & CEO Mariner Kemper is chairman, president and chief executive officer for UMB Financial Corporation. He has been with the company for more than 20 years and has served many roles including president of UMB Bank Colorado, n.a. and executive vice president of UMB Financial Corporation. He has been in his current role since May 2004.   In 2013 Mariner was recognized by Forbes as “America’s 7th Most Powerful CEO 40 and Under.” He also was honored by American Banker as its Community Banker of the Year in 2008. Additionally, under Kemper’s leadership, UMB has been recognized as one of 31 banking institutions named to KBW’s 2013 “Bank Honor Roll.” UMB was also entered into the Congressional Record in 2010 for excellent performance during the financial crisis. Kemper is a resource for local, regional and national media. He has appeared as a special guest on Fox Business, CNBC and Bloomberg Radio. He has also been a featured columnist in the Kansas City, St. Louis, Denver and Springfield Business Journals. Additionally, Kemper and UMB have been featured in banking and finance articles for the Wall Street Journal, USA Today, SmartMoney and Reuters, among others. Community Involvement Denver Art Museum, trustee and executive committee member Kansas City American Royal, board member National Jewish Health, board trustee Boy Scouts of America Denver Area Council, board member

Total Shareholder Return +187.6% +141.9% -0.44% UMBF S&P 500 SNL U.S. Bank Index Year-End 2003 – May 2016 Platform for Growth “Safe Haven” Industry Recovery Refocused UMB May-16 Total return chart source: SNL Financial

Building the Platform for Growth

UMB



2004-2008
UMBF
SNL US Bank Index
S&P 500
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
May-16

'04 –'05
New CEO and Leadership Team – '04 –'05

First HSA Partnership
Aug '05

Acquired Pulaski Bank KC location
Oct '05

First banking center in Arizona
Nov '05

Designated SBA Express Lender Status
Dec '05

Branch acquisition
Feb '06

Two-for-one stock split
Apr '06

Sept '05
Acquired Mountain States Bank

Rolled out Scout
MidCap strategy
Oct '06

Designated SBA
Preferred Lender Program
Jul '06

New Leadership
Team St. Louis
Jul '07

Oct '08
Acquired Citadel Bancorporation

Fund Services
Co-Sponsors IMSTs
Dec '07

Acquired two credit card portfolios
$6.7MM in balances – '08

2004 2005 2006 2007 2008

5

Financial Crisis – “Safe Haven” 2009 2010 2011 May-16 Acquired $3.6MM HSA / MSA book Jan ‘09 May ‘09 Acquired JD Clark $18.5B AUA Dec ‘10 Acquired Reams $9.8B AUM Aug ‘09 – Mar ‘10 Acquired 3 credit card portfolios $23MM in balances Scout acquires 2 Frontegra Funds Jan ‘11 New CIO Feb‘10 Fund Services adds 20 new clients – ‘11 Acquired Harris Bank IN Corp. Trust May ‘09 Acquired J.P. Morgan Worldwide Securities Services Jul ‘10 Scout became sub of UMBFC – ‘09 New CEO of Scout Aug ‘10 May ‘10 Acquired $6.8MM 5Star Bank card portfolio May ‘10 Acquired Card Partner Affinity Card Service July ‘10 Acquired PCM $2.2B AUM 2009-2011 UMBF SNL US Bank Index S&P 500

Industry Recovery 2012 2013 2014 May-16 Fund Services service FPA Funds May ‘12 Secondary Stock offering Sept ‘13 Scout launches UCITS –‘14 UMBF SNL US Bank Index S&P 500 2012-2014 UMB ranked number 1 SBA Lender in KC Dec ‘12 Apr ‘13 Celebrated 100th Anniversary UMB named in Sandler O’neill’s “Bank & Thrift Sm-All Stars report Sept ‘12 Introduced HSAWorks reporting tool Sept ‘13 Expanded to Dallas with opening of loan production office Sept ‘13

Refocused UMB May-16 Taking Action Reorganized and flattened reporting structure, specifically within the Bank Identified $32.9 million in company-wide cost savings as part of efficiency initiative Analyzing performance metric gaps between UMB and peers July – October ’15 Implemented efficiency initiatives May ‘15 Acquired Marquette Financial Cos. 2015 UMBF SNL US Bank Index S&P 500

Net Interest Margin vs. Peers Quarterly data presented using the SNL Definition of NIM: Net interest income, on a fully taxable-equivalent basis if available, as a percent of average earning assets. If average earning assets is not available, average financial assets may be used. See "Peer Group Companies" on slide 97 for a list of peers used for comparisons. 1Q'16 51 bps

Profitability Metrics Quarterly data from SNL Financial, presented using the SNL Definitions and Calculations: ROAE or Return on average equity = net income as a percent of average equity; ROAA or Return on average assets; net income as a percent of average assets. See "Peer Group Companies" on slide 97 for a list of peers used for comparisons. Peer Median (excluding UMBF) UMBF Linear (UMBF) 1Q'16 1Q'16

Profitability Metrics NIM/Total Assets Fee Income/Total Assets Expense/Total Assets Revenue/FTE UMBF Peer Median Performance metrics for UMBF and peer group are annualized actuals as of Q1 2016 and Q1 2015. Q1 2015 UMB results do not include the impact of Marquette acquisition. UMBF data based on GAAP financials. Source of peer data: SNL Financial. See "Peer Group Companies" on slide 97 for a list of peers used for comparisons.

Closing the Gaps Delivering on Initiatives Progress as promised on identified expense savings 2015 organizational changes are improving communication and accountability Focus on Ongoing Efficiency Culture shift: embracing change in the organization Decision-making process begins with return analysis Commitment to Outstanding Long-Term Performance Improving operational efficiency Investing in and growing our fee businesses

Moving Forward Total Shareholder Return YTD 2016 YE 2015 results 1Q’ 16 results UMBF S&P 500 SNL U.S. Bank Index May-16 Total return chart source: SNL Financial

Bank Segment

Mike Hagedorn, President & CEO, UMB Bank, n.a. Michael (Mike) Hagedorn joined UMB in 2005 and currently serves as president and chief executive officer of UMB Bank, n.a., and vice chairman and interim chief financial officer of UMB Financial Corporation. Prior to this role, Mike served as chief financial officer and chief administrative officer of UMB Financial Corporation. Mike was recognized by the KC Business Journal as a CFO of the Year honoree in 2009, 2010 and 2012. The Des Moines Business Record also honored him with their “40 Executives Under 40” honor in 2004. Mike earned a Bachelor of Business Administration degree from Iowa State University. He is also a graduate of the Wells Fargo College of Commercial Credit, the University of Michigan Ross School of Business Executive Leadership Program, the Harvard Business School Executive Leadership Program, and the Wharton School Executive Education Program. Mike is currently a member of the Global 100-Next Generation Leadership Program. Community Involvement KC Chamber of Commerce Board, executive committee, board member and treasurer KC Streetcar Authority Board, chairman of the board of directors, founding board member, executive committee member and past treasurer KC Downtown Council, past chairman of the board, current executive committee and board member KC Mayoral Streetcar Governance, board member Greater KC Local Initiatives Support Cooperation (LISC), past chairman of the board University of Kansas School of Business, finance advisory board member Nativity Parish Finance Council, past chairman of the board, current board member

Bank Segment – Lines of Business Commercial Banking Institutional Banking Personal Banking Healthcare Services Consumer Services UMB Financial Services, Inc. Private Banking Personal Trust & Investments UMB Insurance Prairie Capital Management Investor Solutions Corporate Trust Investment Banking Public Finance Distressed Debt FDIC Sweep Health Savings Accounts Healthcare Spending Cards HSA Saver program Payer-to-provider solutions C&I Lending Commercial Real Estate Construction Lending Business Banking Treasury Management Asset-Based Lending Factoring SBIC

UMB Bank Accolades KC market share leader in deposits 5 years in a row (Source: FDIC 2015 Market Share Report, as of 12/31/15) U.S. banks for farm lending (Source: ABA, as of September 31, 2015) #33 #1 For ACH and Wire originations in the 10th Federal Reserve District (Source: NACHA) #1 Top 10 Health savings account provider in the U.S. (Source: Devenir, 2015 Midyear Devenir HSA Research Report) #23 Rank in the U.S. by fiduciary trust assets (Source: FDIC, data as of 4Q 2015) #3 3rd largest paying agent and 4th largest trust provider in the U.S., ranked by number of issues. (Source: Thomson Reuters municipal rankings; as of 1Q 2016)

Diversity

Diverse Revenue Total UMBFC Revenue $ in millions Bank Segment Revenue $ in millions Bank only Industry Median 1Q’16: 17.9% fee income to total revenue

Diverse Revenue Allows for Reliable Credit Quality Net Charge-Offs $ in thousands Nonperforming Loans $ in thousands Revenue from diverse sources provides flexibility; No need to compromise quality

Line of Business Detail Net Interest Income Noninterest Income Noninterest Expense 1Q 2016 1Q 2015 Personal Banking Commercial & Business Banking Institutional Banking Healthcare Services Treasury & Other (1) 1Q 2015 net interest income chart excludes ($937k) in “Treasury & Other”. (2) Includes Prairie Capital Management income and expense. (2) (1)

Diverse Sources of Net Income Net Income Before Tax Personal Banking Commercial & Business Banking Institutional Banking Healthcare Services Treasury & Other (1) Includes Prairie Capital Management income and expense. (1)

Geographically Diverse Loan Distribution as of March 31, 2016 (1) Percentages less than 5% have been omitted. (1) Source: FDIC Summary of Deposits Report, June 30, 2015

Growth

Acquisition of Marquette Financial Companies Consideration Cost Savings Pricing Transaction Costs Approximately $182.5 million (1) 1.6x MFC TBV (1) (3) Approximately $14 million $23 million $179.7 million (1) 1.5x MFC TBV (2) (3) Approximately $15.9 million Approximately $20.2 million Estimated at Announcement Actual Post-Close and Integration Transaction Details Announced December 2014, closed May 2015 $1.3 billion in assets, $1.0 billion in loans & leases, $0.9 billion in deposits 5 branches in Dallas/Ft. Worth 8 branches in Phoenix National lending businesses – Middle-Market ABL and Factoring (1) Pricing based on UMBF 12/12/2014 closing share price of $53.16 and consideration of 3.4 million shares. MFC TBV as of 9/30/14. (2) Pricing based on UMBF 05/29/15 closing share price of $51.79 and consideration of 3.47 million shares. MFC TBV as of 5/31/15. (3) See pages 95 and 96 for explanation of non-GAAP financial measures.

Balance Sheet Growth - Loans Average Total Loans 10-year CAGR 10.4% (10 yrs ended 12/31/15) 1Q’16 +27.8% YoY +15.2% LQA (1) On May 31, 2015, we closed the acquisition of Marquette Financial Companies and loans with an acquired value of $980.4 million were added to the UMB portfolio. At March 31, 2016, the acquired loans plus production in the legacy Marquette channels totaled $997.9 million. (1) Average Loan Balance Average Loan Yield

Balance Sheet Growth – Total Earning Assets Average Earning Assets Average Earning Assets Average Asset Yield

Balance Sheet Growth – Deposits Average Total Deposits 1Q’16 +16.4% YoY Average Deposits Cost of Funds (1) Interest expense on liabilities as a percent of average noninterest-bearing deposits and interest-bearing liabilities. (1)

Healthcare Services – Growing Deposit Source Healthcare Deposits and Assets $ in millions Healthcare provided 9.0% of average deposits in 1Q’16

Institutional Banking – Growing Products FDIC Sweep Program $ in billions 5-year CAGR 33.6%

Card Products – Growing Revenue Source Credit & Debit Cards Purchase Volume & Interchange Trends $2.7B $1.6B $1.8B $2.1B $2.3B Commercial Credit Consumer Credit Consumer Debit Healthcare Debit Investor Solutions Debit Interchange ($ in millions)

Efficiency

Efficiency & Expense Management Management Structure Changes 2014 – Bank CEO position established Centralized reporting structure and accountability 2015 – Flattened organization to improve communication and better serve customers 2015 Efficiency Initiatives Identified $32.9 million in company-wide savings to be removed, with the fully annualized impact in 2017 Progress to-date: Recognized $9.5 million in 2015 and $4.9 million in 1Q’16 Expected savings of additional $15.9 million to be recognized in remainder of 2016 Ongoing Expense Management Leveraging technology Profitability analysis at transaction level Implementing more efficient branch structure Combined Bank Product and Services group

Bank Efficiency Ratio Trend UMB Bank n.a Efficiency Ratio

Conclusion Key Takeaways Loan growth – proven track record of growth while maintaining underwriting standards and industry-leading credit quality Acquisitions – seeking opportunities to build scale in existing and new markets Top-notch bank leadership – experienced team to grow our diverse businesses

Bank Segment Leaders

Credit Review

Tom Terry, EVP, Chief Lending Officer Thomas (Tom) Terry joined UMB in 1986. As executive vice president and chief lending officer, Tom is responsible for company-wide commercial and consumer credit underwriting and the credit quality of UMB’s loan portfolio through loan administration. He has more than 30 years of experience in the financial services industry, and, prior to his current position, he was executive vice president of UMB commercial loans.   Tom earned a Bachelor of Science degree in business administration from the University of Kansas in Lawrence, Kan., and a master’s degree in business administration from Rockhurst University in Kansas City, Mo. He also attended the Graduate School of Banking in Boulder, Colo. Tom is a current board member of the Heart of America Boy Scouts and the American Red Cross. Over the years he has served on various boards in the community, including Youth Volunteer Corp. and Greater Kansas City Day. He is a past president of Robert Morse Associates and a past president and Paul Harris Fellow for the Rotary Club 13.

$5.1B $6.0B $6.8B $7.5B $9.7B Loan Composition Diverse Loan Book Actual Loan Balances at March 31 (1) Commercial Credit Card Commercial & Industrial (2) HELOC Residential Real Estate Real Estate Construction Commercial Real Estate Consumer Credit Card Consumer Other Factoring Loans Asset-Based Loans (2) Includes Leases . (1) Percentages less than 4% have been omitted.

$1,444.2 $1,528.1 $1,896.8 $2,199.3 $3,264.7 Commercial Real Estate Portfolio CRE & Construction Lending $ in millions (1) Percentages less than 5% have been omitted. (1) Investment CRE Owner Occ. CRE Construction Farmland Multi-Family CRE Residential Construction

Loan Utilization – at March 31, 2016 Outstanding Outstanding Outstanding Unfunded Unfunded Unfunded

Net Charge-Off History (1) Commercial includes Commercial & Industrial, Commercial Credit Card, Commercial Real Estate, Real Estate Construction, Asset-Based, and factoring loans. (2) Other includes Consumer, Residential Real Estate, HELOC, and DDA charge-offs.

Oil & Gas Lending - at March 31, 2016 Service Midstream Upstream Downstream UMB Total Loans $9.7 billion Outstanding Oil & Gas Loans $318.2 million Portfolio Statistics Total Oil & Gas Commitments $545.0 million Total Outstanding $318.2 million Unfunded $226.8 million Shared Credits included in outstanding $196.8 million Reserves on Oil & Gas Portfolio Against outstanding loans of $318.2 million ~3.1% Against classified loans of $61.9 million ~11.4%

Commercial Banking

Craig Anderson, President, Commercial Banking Craig Anderson joined UMB Bank in 1986 and is president of Commercial Banking. He is responsible for commercial banking, business banking and treasury management across the UMB footprint.   Craig earned a Bachelor of Arts in business administration from Southwestern College in Winfield, Kan. He is also a graduate of the University of Colorado Graduate School of Banking. Craig was inducted into the Southwestern College Business Hall of Fame in 2006.   He currently serves on the board of the United Way of Greater Kansas City and is a member of the Kansas City Chapter for the World Presidents’ Organization.

Commercial Banking Loans by Region Colorado Kansas City Kansas Greater MO St. Louis Arizona Texas Oklahoma Nebraska 5-year CAGR 16.9% March 31, 2012 $4.1 billion March 31, 2016 $7.9 billion Excludes the two national lending businesses, asset-Based Lending and Factoring.

$539.5 $240.4 $284.0 $333.1 $402.9 Commercial Lending – Selected Highlights (1) 1Q’16 includes $129.9 million of CRE and construction loans also included in the CRE & Construction Lending chart above. Business Banking Lending average balances, $ in millions (1) Agribusiness Lending $ in millions

Growth in Revenue Bond Private Placements $96.9 $129.5 $219.7 $346.9 $804.7 5-year CAGR 63.8% Education Healthcare Public Administration Other (1) Securities Held to Maturity $ in millions (1) Includes categories such as construction, arts, entertainment and recreation, agriculture, waste management, utilities and manufacturing. (2) Percentages less than 1% have been omitted.

Specialty Commercial Financing Businesses Working capital facilities to companies with $2 - $300 million in revenue Receivable lines assessed on several criteria Financial strength of client’s customer base Monthly dollar volume of purchases Average A/R turn Average receivable size Other risks associated with the transaction Primary Source of Repayment - Collection of A/R Outstanding Balance at March 31, 2016 - $88.5 million Yields: 12% – 15% Financing to companies with $10 - $200 million in revenue Types of loans Lead with working capital lines based on A/R and inventory Terms loans based on machinery and equipment and real estate Cash flow-supported term loans as part of larger secured facility Typical Loan Size - $2 - $20 million Outstanding Balance at March 31, 2016 - $212.7 million Yields: 6% – 8% Retained all key talent and leadership teams within each newly-acquired business unit Looking to further expand sales territories Leveraging referral plan between commercial bankers and ABL and factoring teams Marquette Transportation Finance Marquette Commercial Finance Factoring Marquette Business Credit Asset-Based Lending

Commercial & Business Banking – Our People Average Tenure Commercial Banker - 8.4 Years Loan Committee Members - 18.8 Years Extensive Recruitment Process Each candidate vetted by at least 6 commercial leaders to ensure culture fit We look for: Experienced, well-rounded C&I Bankers to develop full banking relationships Junior professionals, placed within our Emerging Leaders and Commercial Banking Intern Programs to grow from within Recent Key Hires over past few years Healthcare Banking Director Business Banking Director Aviation Banker Director of Commercial Real Estate 6 new Commercial Real Estate Bankers 6 new Agribusiness Bankers

Personal Banking

Dana Abraham, President, Personal Banking Dana Abraham joined UMB in 2005. As President of the Personal Banking Division for UMB Bank, she is responsible for the development and strategic execution of Personal Banking initiatives. Dana leverages her breadth of industry experience to drive the service and revenue goals of the division and oversees senior leadership teams in creating innovative solutions and ensuring a seamless client experience for the consumer banking channel, as well as the wealth management channel.   A 30 year industry veteran, Dana has experience in Credit Administration, Commercial Banking, Private Banking and Wealth Management. Prior to joining UMB, Dana was employed by Bank of America where she served as senior vice president, market manager of the Premier Banking and Investment division (Midwest Region).   Dana earned a bachelor’s degree in business administration with a concentration in both accounting and economics from the University of Louisiana.   She is a graduate of Leadership Overland Park and Kansas City Tomorrow Leadership programs. Dana is on the Board of Directors of the REACH Foundation and on the Board of Directors of the Central Exchange. She is a founding member of the Women’s Leadership Council of the United Way of Greater Kansas City and currently serves as chair of Greater Kansas City Chamber of Commerce Executive Women’s Leadership Council. She was recognized as one of the Kansas City Business Journal’s Women Who Mean Business class of 2011.

Personal Banking

UMB

Creating a continuum of services for the individual client with the understanding that greater wealth requires more complex solutions and that "one size does *not* fit all."

Consumer Services

Retail Banking Services 113 Banking Centers in 8 States

- Core Checking--Online & Mobile Access
- Savings & Investment Accounts
- Credit Solutions
- Card Solutions
- UMB Mortgage

UMB Financial Services

Investment Solutions for Emerging Affluent with Investable Assets < $1MM

- Full Service Broker/Dealer
- Fund Advisor (Proprietary Wrap Product)
- Discount Brokerage
- Institutional Asset Mgmt. Product Support
- Prairie Capital Mgmt. Support

Private Banking

Personal banking for the high net worth and ultra high net worth client

- Personal Financial Review & Planning
- Cash Management Needs
- Custom Credit Solutions
  - Mortgage
  - Lines of Credit
  - Construction Lending
  - Unsecured Credit
  - Loans secured by Marketable Securities
- 360Direct

Personal Trust & Investments

Investment Management and Discretionary Money Management

- Customized Investment Portfolios - Open Architecture Platform
- Asset Allocation Strategies
  - Fixed Income
  - Equity Management
  - Alternative Investments

Trust, Estate, and Lifestyle Management

- Trust, Estate, & Probate Administration
- Private Foundation & Charitable Trust
- Real Estate, Mineral Interest & Unique Asset
- Fine Art & Collectables

UMB Insurance

Advance Life Insurance and Annuities

- Life Insurance Policy Reviews
- Annuities
- Advanced Life Insurance
- Long Term Care
- Life Insurance Trusts

53

Personal Banking: By the Numbers 5-Year CAGRs Private Banking 34.5% Consumer Services 2.8% Total Personal Banking 9.1% $1,013.8 $1,206.7 $1,105.5 $1,496.3 $1,191.3 Personal Banking Loans $ in millions

Personal Banking: By the Numbers Personal Banking Deposits $ in millions $4,794.5 $4,718.2 $4,796.1 $5,241.0 $4,581.3 1Q’02 161 branches

Personal Banking: By the Numbers Personal Banking Assets Under Management $ in millions Assets Under Administration $24.0 billion $8.8B $11.6B $10.2B $12.7B $12.8B

Personal Banking – 2016 Strategic Initiatives Develop, retain, & attract a top performing team Grow the business through client acquisition Refine the Strategic Relationship Management process for Private Wealth Management (Your Story. Our Focus.™) Define and execute upon the deployment of Consumer Services Build and enhance the infrastructure to support the clients and associates of the division              Position Private Wealth Management and Consumer Services as the provider of choice

Institutional Banking

Jim Cornelius – President, Institutional Banking James (Jim) Cornelius is president of Institutional Banking, a newly-formed division which incorporates investor solutions, public finance, investment banking, corporate trust, distressed debt and the FDIC sweep program. He initially joined UMB in 2012 as president of Institutional Banking and Investor Services.   Prior to joining UMB, Jim was employed with Wachovia for 19 years in Charlotte, N.C., where he served as a managing director of the wholly-owned subsidiary, Evergreen Investments, for nine years. Prior to Evergreen Investments, Jim was the head of the company’s corporate trust group.   Jim also serves as the executive sponsor of UMB’s Veteran’s Engagement Taskforce (VET) and a member of UMB’s Diversity Council. He was also recognized for his many professional and civic accomplishments, being named a Charlotte Business Journal “40 Under 40” honoree. He earned his bachelor’s degree in finance, magna cum laude, from the University of Richmond in Richmond, Va. He holds FINRA Series 7 securities license, Series 24 registered principal’s license, Series 52 and 53 municipal securities licenses, and Series 66 uniform combined state law license.

Institutional Banking - Business Description Provides banking solutions to 6 of top 10 clearing Broker-Dealer’s and 6 of top 10 independent Broker-Dealer’s Provides services to more than 25MM investor accounts and is the 2nd largest provider in U.S. Continue to partner with Product & Services to enhance card offerings in both debit and credit space 4th largest trust provider and 3rd largest paying agent by number in U.S. Approximately $12B in administration Opened corporate trust office in Texas in January 2016 Plan to explore additional products to offer $8.4 billion par value bonds traded in 2015 Completed Texas expansion in April 2016 with 11 new Investment Bankers Plan to build out product to expand base beyond traditional correspondent segment Provide underwriting services for healthcare, municipalities, educational institutions and other corporate clients Consistently among the top 5 bank qualified municipal underwriters in the nation Engage co-managers to increase ability to underwrite Non-Bank Qualified offerings Workout defaulted bond deals on behalf of bondholder Industry reputation has allowed team to work on major bankruptcies within corporate and municipal space Plan to expand by adding additional workout attorneys to group Offers Broker-Dealer clients FDIC Sweep option as a liquidity alternative Expand $42 billion program with additional Broker-Dealers Investor Solutions Corporate Trust Investment Banking Public Finance Distressed Debt FDIC Sweep

Institutional Banking - Distribution Synergies Investment Banking Division Bond sales to client Public Finance Co-manage underwritings FDIC Sweep New program opportunity Distressed Debt Potential workout services for defaulted bond issue Investor Solutions Current client Corporate Trust Sole holder appointed UMB on traditional deal ABC Corporation

Institutional Banking - Financial Snapshot Total Revenue Pre-Tax Profit Margin Revenue and Margin Trends

Healthcare Services

Begonya Klumb, CEO, UMB Healthcare Services Begonya Klumb is the CEO of UMB Healthcare Services and manages all aspects of the business with more than $1.6 billion in assets and deposits, more than 826,000 health saving accounts, more than 4.3 million multi-purpose benefit cards and other innovative healthcare financial products. Prior to this position, she held positions at UMB Financial Corporation as Chief Strategy Officer and Executive Vice President, Director of Corporate Strategy and Development, Director of Financial Planning & Analysis, Director of Mergers & Acquisitions and Director of Corporate Strategy and Investor Relations. Prior to joining UMB in June 2003, Klumb worked in New York doing investment banking with Citigroup, consulted with Deloitte in London, worked in Germany for the global manufacturing giant BOSCH, and spent the first years of her career working in the banking industry in Spain. A native of Spain, Klumb studied economics at the University of Alicante. She completed a master’s degree in European Enterprise Management in England and Germany before heading to the US, where she earned an M.B.A. at Yale University in 2003.

Who is UMB Healthcare Services HCS by the numbers: $1.6B HSA Deposits & Assets 826K HSA Accounts 5.1M Healthcare Spending Cards $5.5B Annual Purchase Volume All numbers as of 3/31/16. Purchase Volume is last twelve months ended 3/31/16. Industry Leader Top 10 HSAs provider Early entrant, leader since 1997 Member of ECFC, ABA HSA Council, AHIP HSA Committee, EBRI, IHC Experienced team Long-tenured, experienced management team Dedicated call center and IT group Unique technology platform Modular, configurable to adapt to our partner needs Core banking functionality-enabled

Timeline Millions TM 1996 MSAs Introduced 2004 HSAs became effective 2005 UMB issues Multipurse Healthcare Card 2007 IIAS Capability Added 1997 UMB Offers MSAs 2005 UMB offers investment options 2008-2010 Acquired 3 HSA portfolios 2015 HSA Saver Launched

Our Business Model: Multi-channel strategy delivering core banking functionality UMB offers a modular and configurable platform of applications and services that deliver the underlying core banking functionality to our healthcare partners Broker/Employer TPAs Health Plans Technology Firms Payment Aggregators Healthcare Partners HCS Applications SSO Web Services Contributions Enrollment BIN Sponsor HCS Saver Partner Portal Core Banking Systems

Supporting UMBF Strategy – Quality All numbers as of 3/31/16. Industry defined as all publicly-traded banks with data available from SNL Financial. HCS core, low cost, deposits have become a more significant and stable part of UMB funding. Healthcare Deposits as % of UMBFC Averages

Supporting UMBF Strategy – Diversity HCS has diverse sources of revenue including account fees, spread income, and interchange. Noninterest Income Net Interest Income

Supporting UMBF Strategy – Growth 37% HSA Deposit & Asset Growth 37% HSA Account Growth 20% Healthcare Spending Card Growth 19% Purchase Volume Growth HCS has attractive growth trends with significant potential as structural changes in the Healthcare sector continue. Represents growth rates from March 31, 2015 through March 31, 2016

Supporting UMBF Strategy – Growth Industry information taken from Devenir 2015 Year-End HSA Market Statistics & Trends report. HCS represents a unique asset as one of the top 10 leaders in a high growth, niche market. Growth Rates – Deposits and Assets

Conclusion By being an early entrant in the HSA market, UMB has established the reputation, market share and technology platform to maintain a position of strength in a high growth, niche market. HCS differentiates through a multi-channel strategy with core banking functionality. HCS is a source of diverse revenue, stable funding and high growth for UMBF. HCS’s opportunity is to capitalize on powerful trends in the Healthcare sector as structural changes take place – HSA total deposits and assets are projected to grow from 19.3 billion in 2013 to 54.7 billion by 20181 or a 23% CAGR. Through HCS, UMBF gains exposure to the Healthcare sector, the largest and fastest-growing economic sector – 20% of GDP by 2023.2 1 Devenir 2015 Year-End HSA Market Statistics & Trends report 2 Centers for Medicare and Medicaid, Office of the Actuary, National Health Statistics Group

UMB Fund Services

Tony Fischer – President, UMB Fund Services Anthony (Tony) Fischer serves as president of UMB Fund Services, a strategic business segment of UMB Financial Corporation that provides an array of back-office services for mutual funds and alternative investments—as well as solutions to help clients launch a mutual fund, hedge fund, collective fund or exchange-traded fund. As president, he focuses on overall organizational leadership, strategic development, fiscal management and business development.   Previously, Tony was executive vice president and director of business development for UMB Fund Services, where he directed the daily activities of the sales team. He joined the company in 2008 as senior vice president of business development, focusing on sales activities on the East Coast.   Tony has worked in the fund industry since 1983. His experience includes management positions in sales, client service, distribution, accounting and transfer agent operations with such firms as Brandywine Asset Management, SEI Investments, BISYS Fund Services, Merrill Lynch and Delaware Investments.  He earned a bachelor’s degree in finance from the Wharton School of the University of Pennsylvania. He holds the FINRA Series 7 securities license and the Series 24 registered principal’s license.

UMB Fund Services – Overview We provide back-office services for mutual funds, hedge funds and other pooled investments Approximately 460 associates 200+ clients / fund families $181 billion in assets under administration at March 31, 2016 Four office locations Services for mutual funds and other registered funds at headquarters in Milwaukee, WI Alternative investment services in Ogden, UT, and Chadds Ford, PA Custody services at UMB Bank in Kansas City, MO

UMB Fund Services – Highlights Best Administrator – Liquid Alternatives - 2014 and 2015 HFM Awards presented by HFMWeek Best North American Hedge Fund Administrator - 2014 Hedgeweek Global Awards Named a Top Workplace in SE Wisconsin for the 7th straight year by the Milwaukee Journal Sentinel Top Transfer Agency for U.S. registered closed-end funds # 8 overall Both based on number of accounts (2015 Mutual Fund Service Guide) by number of funds and by assets under administration (2015 Mutual Fund Service Guide) #1 Top 10 Mutual Fund Accountant based on AUA (HFMWeek 2015 AUA Surveys) Top 25 Alternative Investment Fund Administrator

UMB Fund Services – Business Strategy Focused Strategy Concentrates on serving specific market segments with differentiating products and services. Market focus: Offerings: Target client: Pricing: Start-up to middle market – $0 to $10 billion AUM Broad array of products and services Professional investment advisor Value, not low cost

Competing U.S. Bank-Affiliated Fund Administrators Bank Name Bank Assets ($B) Fund AUA ($B) Citibank 1,829 2,900 US Bancorp 419 923 BNY Mellon 395 3,600 State Street Bank 295 10,200 Northern Trust 120 1,100 UMB Financial Corporation 19 181 As of March 31, 2016

Competitive Advantages of Our Affiliation Advantages for UMB Fund Services Advantages for UMB Financial Corporation Strength and stability of a well-run and well-capitalized parent One-stop shopping for clients, virtually all of whom need a variety of banking services – DDAs, qualified bank custodian, access to capital, securities lending, check/wire processing, etc. Straight-through processing, ease of access and communication, preferred pricing Contributes approximately 10% to UMBFC’s top- and bottom-line revenue Adds diversification, as a key component of UMBFC’s fee-based revenue stream Fees represent approximately 50% of total revenue Diversifies UMBFC’s customer base Facilitates deeper relationships with existing clients Source of inexpensive bank deposits – 1Q’16 average deposit balance of $1.4 billion; cost of funds under 1 basis point

UMB Fund Services – Strategic Priorities Strategy 1: Achieve Improved Operating Leverage and Improve Efficiency Ratio Slow the rate of expense growth through process improvement Increase capacity, establish a strong platform for continued growth – UMBFS Growth Project Eliminate redundancy Selectively functionalize operations Strategy 2: Build Improved Distribution Service Offering for Clients Expand services to address globalization of investment management industry Meet client needs to help grow assets Exceed competitor offerings

UMB Fund Services – Strategic Priorities Strategy 3: Focus on High-Growth Market Segments Leverage existing capabilities to increase market share in: Exchange-traded funds Private equity funds Liquid alternative funds Exchange-Traded Funds Most popular fund type currently Assets at $2.1 trillion in U.S., $3 trillion globally Assets doubled in last 4 years – expected to double again in next 5 years Fund launches accelerating – growth in actively managed and managed portfolios Private Equity Funds Assets at $1.5 trillion in U.S., $4 trillion globally Assets up 25%+ since 2013 Continued growth predicted 1200-1300 funds started each year ‘12-’14 On track to repeat in 2016 Outsourced administration also growing – only 30% outsource today Liquid Alternative Funds Predicted to hit $2 trillion in next 5 years, 13% of MF assets (6% today) Fund innovation, launches accelerating Designed for diversification, investment for turbulent markets

Scout Investments

Andy Iseman – CEO, Scout Investments Andrew (Andy) Iseman is chief executive officer for Scout Investments, providing strategic direction and day-to-day management of the firm and leading the firm’s executive committee. In this role, Andy has developed Scout Investments’ multi-year growth strategy, which includes delivering competitive investment performance to clients, bringing Scout’s equity investment strategies to the institutional channel and broadening distribution for Reams Asset Management Co., Scout’s fixed income division.   Prior to joining the firm in August 2010, Andy served as chief operating officer for RK Capital Management. His previous experience also includes executive positions at Janus Capital Group, INTECH and Berger Financial Group. He has more than 28 years of financial services industry experience.   Andy earned his master’s degree and bachelor’s degree in business administration from Rockhurst University.

Scout Investments Equity Investing: Our investment teams employ distinct investment philosophies and processes in an effort to achieve long term capital appreciation objectives. Quality Company Bias Thoughtful Risk Consideration Active Approach Scout manages $27.3* billion in equity and fixed income assets available for investment via separate accounts, commingled funds and mutual funds. *As of March 31, 2016. Equity Strategies Global Equity International Equity Emerging Markets Equity Small Cap Equity Mid Cap Equity Equity Opportunity

Scout Investments Scout manages $27.3* billion in equity and fixed income assets available for investment via separate accounts, commingled funds and mutual funds. Fixed Income Investing: Reams Asset Management, Scout’s fixed income division, believes volatility is a key performance driver in the market; is usually higher than perceived; and is often mispriced. Total Return Focus Macro & Bottom-up Process Responds Opportunistically Fixed Income Strategies Low Duration Core Plus Intermediate Long Duration Core Unconstrained *As of March 31, 2016.

Scout Strategy Assets Source: Scout Investments. Other fixed income includes assets managed in specific non-market strategies requested by clients including, real return and global aggregate bond. Other equity includes assets managed in the global equity, emerging markets equity and equity opportunity strategies.

AUM Drivers (as of March 31, 2016) $ in millions ($2,027.5) ($567.7) Total Change ($millions) $28,012.2 $30,039.7 Total AUM ($millions) ($570.7) $30,607.4 ($830.9) $27,181.3 $109.9 $27,291.2 Asset Flow Update Source: Scout Investments. 1Q’16 4Q’15 3Q’15 2Q’15 1Q’14

Distribution Strategy Institutional: Targeted effort on consultants and select plan sponsors; supported by a dedicated client service team. Intermediary: Priority focus on RIAs, bank trust departments, family offices, independent broker-dealers. Sub-advisory: Primary focus on servicing existing sub-advised clients; additionally, selectively targeting new business prospects. International: Opportunistic approach with investment capabilities and UCITS. Scout’s current distribution model is focused on maximizing and diversifying Scout’s asset growth. As of March 31, 2016.

Scout Equity Funds

UMB

Average Annual Total Returns (%) as of March 31, 2016	QTR	1 Year	3 Year	5 Year	10 Year	Since Inception	Exp. Ratio (%) (Gross / Net)	Inception Date
Scout International Fund (UMBWX)[1]	0.73	-7.55	0.33	1.44	3.38	7.69	1.02 / 1.02	9/14/1993
MSCI EAFE Index	-3.01	-8.27	2.23	2.29	1.80	N/A[†]		
Scout Emerging Markets Fund (SEMFX)[5]	4.45	-8.60	-3.60	---	---	0.84	2.64 / 1.10	10/15/2012
MSCI Emerging Markets Index	5.71	-12.03	-4.50	---	---	-2.66		
Scout Global Equity Fund (SCGLX)[5]	-1.60	-2.39	7.05	---	---	6.61	3.23 / 1.10	6/30/2011
MSCI World Index	-0.35	-3.45	6.82	---	---	6.76		
Scout Equity Opportunity Fund (SEOFX)[5]	-0.97	-6.12	---	---	---	8.01	3.75 / 1.10	3/28/2014
Russell 3000® Index	0.97	-0.34	---	---	---	6.29		
Scout Mid Cap Fund (UMBMX)	0.49	-3.83	9.13	8.34	---	9.97	1.04 / 1.04	10/31/2006
Russell Midcap® Index	2.24	-4.04	10.45	10.30	---	7.55		
Scout Small Cap Fund (UMBHX)[1,2]	-1.30	-5.00	7.69	7.98	4.87	7.73	1.25 / 1.25	12/18/1986
Russell 2000 Growth® Index	-4.68	-11.84	7.91	7.70	6.00	6.06		

The performance data quoted represents past performance and is not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information quoted. To obtain performance information current to the most recent month-end, please call 800.996.2862.

The Fund's Prospectus or Summary Prospectus, which is available by calling 800.996.2862 or by visiting www.scoutinv.com, includes investment objectives, risks, fees, expenses, and other information that you should read and consider carefully before investing.

Certain funds may, at times, experience higher-than-average portfolio turnover, which may generate significant taxable gains and increased trading expenses, which, in turn, may lower the fund's return. Performance returns for the Scout Funds and indexes assume dividends and capital gains were reinvested for the entire period. Returns for periods greater than one year are compounded average annual rates of return. It is not possible to invest directly in an index.

Shares of the Scout Emerging Markets Fund that are redeemed (sold) or exchanged within 60 days of purchase will be assessed a redemption fee of 2.00%.

Gross and net expense ratios are as of the most recent Prospectus. See other important disclosures on slide 92.

89

Scout Fixed Income Funds

UMB

Average Annual Total Returns (%) as of March 31, 2016	QTR	1 Year	3 Year	5 Year	10 Year	Since Inception	Exp. Ratio (%) (Gross / Net)	Inception Date
Scout Low Duration Bond Fund (SCLDX)[5]	0.91	0.75	1.09	---	---	1.55	1.03 / 0.40	8/29/2012
Barclays 1-3 Year U.S. Government/Credit Index	0.97	1.04	0.95	---	---	0.94		
Scout Core Bond Fund – Institutional (SCCIX)[3,5]	3.23	2.97	1.88	3.73	5.89	5.52	0.61 / 0.40	2/23/2001
Barclays U.S. Aggregate Bond Index	3.03	1.96	2.50	3.78	4.90	5.03		
Scout Core Bond Fund – Class Y (SCCYX)[5]	3.15	2.60	1.50	---	---	3.31	0.97 / 0.76	4/21/2011
Barclays U.S. Aggregate Bond Index	3.03	1.96	2.50	---	---	3.69		
Scout Core Plus Bond Fund – Institutional (SCPZX)[4,5]	3.64	2.98	1.85	4.50	6.95	6.63	0.56 / 0.40	11/25/1996
Barclays U.S. Aggregate Bond Index	3.03	1.96	2.50	3.78	4.90	5.46		
Scout Core Plus Bond Fund – Class Y (SCPYX)[4,5]	3.55	2.61	1.45	4.14	---	4.90	0.96 / 0.80	11/12/2009
Barclays U.S. Aggregate Bond Index	3.03	1.96	2.50	3.78	---	3.97		
Scout Unconstrained Bond Fund – Institutional (SUBFX)[5]	3.32	4.23	0.23	---	---	6.40	0.81 / 0.50	9/29/2011
BofA Merrill Lynch 3-Month LIBOR Constant Maturity Index	0.16	0.33	0.28	---	---	0.33		
Scout Unconstrained Bond Fund – Class Y (SUBYX)[5]	3.22	3.87	-0.07	---	---	0.54	1.11 / 0.80	12/31/2012
BofA Merrill Lynch 3-Month LIBOR Constant Maturity Index	0.16	0.33	0.28	---	---	0.28		

The performance data quoted represents past performance and is not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information quoted. To obtain performance information current to the most recent month-end, please call 800.996.2862.

The Fund's Prospectus or Summary Prospectus, which is available by calling 800.996.2862 or by visiting www.scoutinv.com, includes investment objectives, risks, fees, expenses, and other information that you should read and consider carefully before investing.

Certain funds may, at times, experience higher-than-average portfolio turnover, which may generate significant taxable gains and increased trading expenses, which, in turn, may lower the fund's return. Performance returns for the Scout Funds and indexes assume dividends and capital gains were reinvested for the entire period. Returns for periods greater than one year are compounded average annual rates of return. It is not possible to invest directly in an index. Gross and net expense ratios are as of the most recent Prospectus. See other important disclosures on slide 92.

90

Morningstar Ratings as of March 31, 2016

UMB

Fund Name	Category	Overall Rating	Funds in Category
Scout Small Cap	Small Growth	★★★★	658
Scout Core Bond – Institutional Class	Intermediate-Term Bond	★★★★	951
Scout Core Plus Bond – Institutional Class	Intermediate-Term Bond	★★★★★	951
Scout Emerging Markets	Diversified Emerging Markets	★★★★	591
Scout Global Equity	World Stock	★★★★	991
Scout Low Duration Bond	Short-Term Bond	★★★★	490

Morningstar ratings based on a risk-adjusted performance.
MORNINGSTAR RATING: The Overall Morningstar Rating™ for a fund is derived from the weighted-average of the performance figures associated with its three-, five-, and ten-year (if applicable) Morningstar Rating metrics.

For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variations in a fund's monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in a broad asset class receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)

As of 3/31/16, the Scout Emerging Markets Fund received the following star ratings among U.S. domiciled Diversified Emerging Markets Funds for the following time periods: 4 stars (among 591 funds) for the 3-yr period. As of 3/31/16, the Scout Global Equity Fund received the following star ratings among U.S. domiciled World Stock Funds for the following time periods: 4 stars (among 991 funds) for the 3-yr period. As of 3/31/16, the Scout Small Cap Fund received the following star ratings among U.S. domiciled Small Growth Funds for the following time periods: 4 stars (among 658 funds) for the 3-yr, 4 stars (among 588 funds) for the 5-yr and 3 stars (among 423 funds) for the 10 year periods. As of 3/31/16, the Scout Core Bond Fund - Institutional Class received the following star ratings among U.S. domiciled Intermediate-Term Bond Funds for the following time periods: 3 stars (among 951 funds) for the 3-yr, 3 stars (among 827 funds) for the 5-yr and 5 stars (among 602 funds) for the 10 year periods. As of 3/31/16, the Scout Core Plus Bond Fund - Institutional Class received the following star ratings among U.S. domiciled Intermediate-Term Bond Funds for the following time periods: 3 stars (among 951 funds) for the 3-yr, 5 stars (among 827 funds) for the 5-yr and 5 stars (among 602 funds) for the 10 year periods. As of 3/31/16, the Scout Low Duration Bond Fund received the following star ratings among U.S. domiciled Short-Term Bond Funds for the following time periods: 4 stars (among 490 funds) for the 3-yr period.

© 2016 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results. The Morningstar Rating may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor Fund.

The funds may have experienced negative performance during one or more of the time periods represented by the Morningstar rating shown.
The Scout Funds are distributed by UMB Distribution Services LLC, an affiliate of UMB Financial Corp., and managed by Scout Investments, Inc., a subsidiary of UMB Financial Corp.

91

Important Disclosures The performance data quoted represents past performance and is not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information quoted. To obtain performance information current to the most recent month-end, please call 800.996.2862. The Fund’s Prospectus or Summary Prospectus, which is available by calling 800.996.2862 or by visiting www.scoutinv.com, includes investment objectives, risks, fees, expenses, and other information that you should read and consider carefully before investing. 1. The returns for periods prior to April 1, 2005 do not reflect the fees and expenses in effect as of April 1, 2005. If the new fees and expenses and the Advisor’s agreement to limit total Fund expenses were in effect for the periods shown, returns would have been lower. 2. The Fund’s inception date is December 18, 1986. Prior to July 2, 2001, the Fund was known as the UMB Scout Regional Fund and was managed in accordance with a different investment objective and strategy. As a result of the objective and strategy change, the since inception performance shown represents the period beginning July 2, 2001. 3. The performance of the Scout Core Bond Fund Institutional Class Shares reflects the historical performance of the Frontegra Columbus Core Fund Institutional Class Shares (the “Predecessor Fund”). Effective as of the close of business on April 21, 2011, the Predecessor Fund was reorganized into the Fund. The Predecessor Fund and the Fund have substantially similar principal investment strategies. The Predecessor Fund’s original Institutional Class Shares returns reflect the total annual operating fees and expenses, net of any fee and expense waivers, of the Scout Core Bond Fund Institutional Class Shares. 4. The performance of the Scout Core Plus Bond Fund Institutional Class Shares and Class Y Shares reflects the historical performance of the Frontegra Columbus Core Plus Fund Institutional Class Shares and Class Y Shares (the “Predecessor Fund”). Effective as of the close of business on April 21, 2011, the Predecessor Fund was reorganized into the Fund. The Predecessor Fund and the Fund have substantially similar principal investment strategies. The Predecessor Fund’s original Institutional Class Shares and Class Y Shares returns reflect the total annual operating fees and expenses, net of any fee and expense waivers, of the Scout Core Plus Bond Fund Institutional Class Shares and Class Y Shares. 5. The performance returns for the funds’ reflects a fee waiver in effect. In absence of such waiver, the returns would be reduced. The Advisor has contractually agreed to waive fees/certain fund expenses through Oct. 30, 2016, and may recoup previously waived expenses that it assumed during the previous three fiscal years. †Because the fund’s inception predates the benchmark’s inception, a comparison is not available. Risk considerations: Stock fund values fluctuate and investors may lose principal value. Small-cap and mid-cap stocks are more susceptible to market volatility due to risks such as lack of management experience, product diversification, financial resources, competitive strength and liquidity. Real Estate Investment Trusts (REITS) may be affected by economic conditions including credit risk, interest rate risk and other factors that affect property values, rents or occupancies of real estate. Certain funds invests in highly leveraged companies which tend to be more sensitive to issuer, political, market and economic developments especially during economic downturns or periods of rising interest rates. Groups of stocks, such as value and growth, go in and out of favor which may cause certain funds to underperform other equity funds. Foreign investments present additional risk due to currency fluctuations, economic and political factors, government regulations, differences in accounting standards, and other factors. Investments in emerging markets involve even greater risks. Focusing on particular countries, regions, industries, sectors or types of investments may cause greater risk of adverse developments in certain funds. The return of principal in a fixed income fund is not guaranteed. Fixed income funds have the same issuer, interest rate, inflation and credit risks that are associated with underlying fixed income securities owned by the fund. Mortgage- and Asset-Backed Securities are subject to prepayment risk and the risk of default on the underlying mortgages or other assets. High yield securities involve greater risk than investment grade securities and tend to be more sensitive to economic conditions and credit risk. An unconstrained investment approach can create considerable exposure to certain types of securities, such as derivatives, that present significant volatility, particularly over short periods of time. Derivatives such as options, futures contracts, currency forwards or swap agreements may involve greater risks than if the Fund invested in the referenced obligation directly. Derivatives are subject to risks such as market risk, liquidity risk, interest rate risk, credit risk and management risk. Derivative investments could lose more than the principal amount invested. Certain funds may use derivatives for hedging purposes or as part of the fund’s investment strategy. The use of leverage, derivatives and short sales could accelerate losses to the fund. These losses could exceed the original amount invested. Certain funds may, at times, experience higher-than-average portfolio turnover, which may generate significant taxable gains and increased trading expenses, which, in turn, may lower the fund’s return. The Scout Funds are distributed by UMB Distribution Services, LLC, an affiliate of UMB Financial Corporation, and managed by Scout Investments, Inc., a subsidiary of UMB Financial Corporation. SCOUT, SCOUT INVESTMENTS – Reg. U.S. Tm. Off NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Scout Investments Scout continues to be a viable business. Selectively offer actively managed strategies from distinct investment teams Deliver relative outperformance versus peers and benchmarks Continue to diversify asset base through targeted intermediary and institutional distribution channels Stabilize equity outflows and rebalance asset mix to be less concentrated in fixed income Prudently manage business and rationalize expense structure

Appendix

Non-GAAP Reconciliation – MFC Acquisition We provide information using the tangible book value (TBV) of Marquette Financial Companies (MFC). This information supplements the results that are reported according to generally accepted accounting principles (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The difference between the TBV of MFC and the comparable GAAP measure is reconciled in this slide. We believe that this information and the reconciliation may be useful to investors because TBV is commonly used by investors as an additional measure of a company’s total value and the strength and adequacy of its capital-management strategies. Price to MFC Tangible Book Value at September 30, 2014 GAAP Total Shareholders’ Equity $123,681 Deduct: Goodwill and Other Intangibles ($7,658) Tangible Book Value $116,023 Total Expected Consideration (1) $182,522 Price to Tangible Book Value 157% Price to GAAP Total Shareholders’ Equity 148% (1) Based on UMBF 12/12/2014 closing share price of $53.16 and consideration of 3.4 million shares of UMBF stock. Note: Unaudited. Values in thousands except per share data. Source: MFC regulatory filings.

Non-GAAP Reconciliation – MFC Acquisition Price to MFC Tangible Book Value at May 31, 2015 GAAP Total Shareholders’ Equity (1) $127,277 Deduct: Goodwill and Other Intangibles ($7,626) Tangible Book Value $119,651 Total Consideration (2) $179,737 Price to Tangible Book Value 150% Price to GAAP Total Shareholders’ Equity 141% Note: Unaudited. Dollars in thousands. Source: MFC financial statements as of May 31, 2015. Based on UMBF 05/29/15 closing share price of $51.79 and consideration of 3.47 million shares of UMBF stock.

Peer Group Companies Company Ticker BOK Financial Corporation BOKF Boston Private Financial BPFH CoBiz Financial Inc. COBZ Commerce Bancshares, Inc. CBSH Cullen/Frost Bankers, Inc. CFR First Midwest Bancorp, Inc. FMBI FirstMerit Corporation* FMER Old National Bancorp ONB Prosperity Bancshares PB Signature Bank NY SBNY SVB Financial SIVB Texas Capital Bancshares TCBI Webster Financial Corporation WBS Trustmark Corporation TRMK

1st Quarter 2016 Highlights

Earnings Summary – 1Q 2016 $ in thousands, except share and per share data; unaudited

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the after-tax impact of excluding the following: (i) fair value adjustments to contingent consideration for the acquisitions of Prairie Capital Mgmt. and Reams Asset Mgmt. Co., (ii) expenses related to the acquisition of Marquette Financial Companies, and (iii) non-acquisition severance expenses. Operating earnings per share (basic and diluted) is calculated as net operating income, divided by the average number of shares outstanding (basic and diluted) for the relevant period. Operating return on average equity is calculated as net operating income, divided by the average total shareholders’ equity for the relevant period. Operating return on average assets is calculated as net operating income, divided by average assets. Net Operating Income Non-GAAP Reconciliation In this presentation, we provide information using net operating income, operating earnings per share, operating return on average equity, operating return on average assets, operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between these non-GAAP financial measures and the comparable GAAP financial measures are reconciled in the tables below and as described further on the next slide. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Operating Noninterest Expense & Efficiency Ratio Non-GAAP Reconciliation Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described in clauses i-iii on slide 5. Operating efficiency ratio is calculated as the company’s operating noninterest expense, less amortization of other intangibles, divided by the company’s tax equivalent net interest income plus noninterest income less gains on sales of securities available for sale. i) Represents fair value adjustments to contingent consideration for the acquisitions of Prairie Capital Management, LLC and Reams Asset Management Company. ii) Represents expenses related to the acquisition of Marquette Financial Companies (MFC). iii)Represents non-acquisition severance expense related to UMB-legacy employees. Severance expense for MFC-legacy employees is included in item (ii). iv)Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $6.9 million and $5.4 million for the 3 months ended March 31, 2016 and 2015, respectively. (unaudited, $ in thousands) March 31, March 31, 2016 2015 Noninterest expense (GAAP) $ 180,744 $ 164,413 Adjustments (pre-tax): Fair value adjustments on contingent consideration (i) 67 (2,264) Acquisition expenses (ii) 3,043 766 Non-acquisition severance expense (iii) 524 353 Total Non-GAAP adjustments (pre-tax) 3,634 (1,145) Operating noninterest expense 177,110 165,558 Noninterest expense 180,744 164,413 Less: Amortization of other intangibles 3,226 2,755 Noninterest expense, net of amortization of other intangibles (numerator A) 177,518 161,658 Operating noninterest expense (Non-GAAP) 177,110 165,558 Less: Amortization of other intangibles 3,226 2,755 Operating expense, net of amortization of other intangibles (numerator B) 173,884 162,803 Net interest income (tax equivalent) (iv) 124,744 95,750 Noninterest income 116,350 125,207 Less: Gains on sales of securities available for sale, net 2,933 7,336 Total (denominator A) 238,161 213,621 Efficiency ratio (numerator A/denominator A) 74.54% 75.68% Operating efficiency ratio (numerator B/denominator A) 73.01% 76.21% Three Months Ended

Select Balance Sheet Items $ in thousands, average balances; unaudited Three Months Ended

Key Performance Metrics (1) See slides 100 and 101 for additional disclosures related to these non-GAAP financial measures.

Update on Efficiency Initiative (1) Excludes severance costs (2) Excludes Marquette-related synergies (3) Excludes Marquette-related severance expense The amounts in the 2015 and 2016 columns represent actual savings recognized or expected to be recognized, as applicable, in those years based on the timing of actions taken as part of these efficiency initiatives. The amounts in the annualized column represent the estimated full-year impact of those savings going forward. ($ in millions) 2015 Initial Estimate 2016 Initial Estimate 2015 Recognized 1Q 2016 Recognized Remaining2016 Estimate Annualized Salaries and Benefits (1) $5.2 $15.0 $7.7 $3.3 $11.1 $23.4 Business Process Improvements $1.6 $7.6 $1.8 $1.6 $4.8 $9.5 Total Cost Savings (2) $6.8 $22.6 $9.5 $4.9 $15.9 $32.9 Severance Expense – not included in efficiency totals: ($ in millions) 2015 Initial Estimate 2016 Initial Estimate 2015 Actual 1Q 2016 Actual Remaining 2016 Estimate Severance Expense (3) $4.9 $3.1 $4.1 $0.8 $2.8

Noninterest Income – 1Q 2016 Noninterest income increased $3.8 million, or 3.3%, compared to 4Q’15, and decreased $8.9 million, or 7.1%, compared to 1Q’15 Equity losses on alternative investments were $381 thousand in 1Q’16, an increase of $4.8 million over 4Q’15 (linked quarter) Growing money market balances and increased 12b-1 fees contributed to the improvement in brokerage fees Trust and securities processing income decreased $2.7 million or 4.4% compared to the linked quarter Inst. Inv Mgmt: -$2.5MM Asset Servicing: -$53k Bank: -$131k On a year-over-year basis, trust and securities processing income decreased $7.8 million or 11.6% compared to 1Q’15 Inst. Inv Mgmt: -$7.9MM Asset Servicing: -$726k Bank: +$810k 1st Quarter ‘16 Drivers

Noninterest Expense – 1Q 2016 Noninterest expense decreased $1.3MM, or 0.7%, compared to 4Q’15, and increased $16.3MM or 9.9% compared to 1Q’15 Salaries and employee benefits expense increased $3.5MM, or 3.4% on a linked quarter basis, and increased $8.6MM or 8.7% year-over-year Ongoing Marquette salaries were $8.3 million Marquette-related severances were $800 thousand Non-Marquette severances were $500 thousand Equipment expense, which increased $2.1 million on a year-over-year basis, was related to technology projects completed and put into production The year-over-year increase in other noninterest expense was driven by a $0.1 million charge on contingent consideration liabilities in 1Q’16 compared to a $2.3 million positive adjustment a year ago 1st Quarter ‘16 Drivers

1Q’16 Segment Financials Bank Asset Servicing Institutional Investment Management

UMB Financial May 19, 2016